EXHIBIT 10.8

BLACK STALLION OIL & GAS CORP.

633 W. 5TH STREET

26TH FLOOR

LOS ANGELES, CALIFORNIA

90071

February 9, 2017

Rancho Capital Management

1401 Camino Del Mar, Unit 202

Del Mar, CA 92014

RE: Notice of Cancellation of Contractor Agreements

This letter is to notify Rancho Capital Management (“Contractor”) that Black Stallion Oil & Gas Inc. (“Company”) is terminating all Contractor Agreements (“Agreements”) with Contractor. As of the date of this letter, the Company entered into three Agreements with Contractor dated February 9, 2016, April 8, 2016, and July 15, 2016, respectively, all of which are terminated effective immediately.

Sincerely,

/s/ Ira Morris

Ira Morris

Black Stallion Oil & Gas Inc.

President & Director